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                                                                   Exhibit 10.24

THIS PROMISSORY NOTE HAS BEEN ISSUED IN CONNECTION WITH A CERTAIN STOCK PURCHASE AND SETTLEMENT AND RELEASE AGREEMENT DATED SEPTEMBER 27, 1996 BY AND AMONG INLAND CASINO CORPORATION ("INLAND"), JONATHAN UNGAR AND ALAN HENRY WOODS (COPIES OF WHICH ARE ON FILE WITH INLAND AND MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF INLAND) AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS THIS PROMISSORY NOTE IS REGISTERED UNDER THE SECURITIES ACT. ACCORDINGLY, THIS PROMISSORY NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS IT HAS FIRST BEEN REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW OR UNLESS INLAND HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED.

                                 PROMISSORY NOTE

$1,000,000.00                 San Diego, California           September 15, 2000

        FOR VALUE RECEIVED, the undersigned, Venture Catalyst Incorporated, a Utah corporation ("Maker"), formerly Inland Casino Corporation ("Inland"), hereby promises to pay to the order of Alan Henry Woods, an individual citizen of Australia and a resident of Hong Kong ("Payee"), the principal sum of ONE MILLION DOLLARS ($1,000,000.00) in lawful money of the United States of America.

        1. Interest. The unpaid principal balance of this Promissory Note from time to time outstanding shall bear interest at the rate of ten percent (10%) per annum, computed on the basis of a 360-day year for the actual number of days elapsed.

        2. Payments. For the first three (3) years of this Promissory Note, Maker shall pay to Payee, in annual installments commencing on September 15, 2001, interest only on the unpaid principal balance; thereafter, commencing on September 15, 2004, Maker shall pay to the order of Payee the principal sum of $1,000,000 in three annual installments in the following manner: $333,333.33 on each September 15, 2004, 2005, and 2006, with interest on the unpaid principal balance as specified in Section 1 hereof payable with each installment of principal; provided, however, that Maker only shall be obligated to make an installment payment under this Promissory Note (a) to the extent of Maker's unreserved and unrestricted earned surplus and capital surplus as provided in
Article VI of Maker's Articles of Incorporation, and (b) if and to the extent that such installment payment could be made under Section 16-10a-640 of the Utah Revised


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Business Corporation Act or any other similar applicable law, in each case after giving effect to payments to be made by Maker under that certain Stock Purchase and Settlement and Release Agreement, dated February 23, 1996, by and between Maker and Jack R. Smith, and after giving effect to payments to be made by Maker to Payee pursuant to the Woods Promissory Note and to Ungar pursuant to the Ungar Promissory noted, each made pursuant to the Stock Purchase and Settlement and Release Agreement, dated September 27, 1996, by and among Maker, Payee, and Jonathan Ungar (the "Stock Purchase Agreement"); and provided further, that in assessing whether Maker shall be obligated to make an installment payment under this Promissory Note, Maker shall only be obligated to make such payment to Payee to the extent that it could make the corresponding payment to Jonathan Ungar under the Conditional Promissory Notes executed in favor of Mr. Ungar pursuant to the Stock Purchase Agreement. Each of the above-referenced financial tests shall be made immediately prior to the time an installment payment is scheduled. To the extent such financial tests are not met, Maker shall be under no obligation to make such payment and Maker shall not be deemed to be in default on this Promissory Note. To the extent that any such installment comes due on a day that is not a business day, such payment shall be due on the next succeeding business day.

        3. Adjusted Payments. Notwithstanding anything to the contrary herein, to the extent that Maker is unable to make an installment payment under this Promissory Note because of the reasons set forth in Section 2 herein, Maker shall assess the amount of funds that it may legally use to make payments to Payee and Mr. Ungar and, to the extent that there are funds available, Maker shall first make proportional payments of principal and/or interest thereon (depending upon the type of payment that was scheduled) to Payee and Mr. Ungar to the extent legally permissible, thereafter, the amount of such scheduled installment that the Company was not obligated to pay pursuant to Section 2 hereof shall be added to the principal amount remaining on this Promissory Note and future annual payments hereunder will be adjusted accordingly. Such procedures shall apply to successive years' installment payments until the entire principal amount of each of Payee's and Mr. Ungar's notes are paid in full, which may extend beyond the anticipated six-year term stated in Section 2 herein.

        4. Prepayment of Principal.

        (a) Any portion of the principal balance of this Promissory Note may be repaid from time to time in whole or in part, without penalty, and the amount of the payments of principal and interest set forth in Section 2 will be adjusted accordingly; provided, however, that all payments and prepayments made by the Company under this Promissory Note and the corresponding Ungar Promissory Note shall be proportionate with respect to each such Note.

        (b) If the principal balance of this Promissory Note is paid in full prior to the final installment date, the entire principal balance of this Promissory Note will be reduced by an amount equal to two percent (2%) for each full twelve-month period that the principal balance is paid in full prior to the final installment date. Such reduction of



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principal shall not reduce any interest payments made on this Promissory Note.
The amount of such principal reduction shall be deducted from the final installment payment to be paid by Maker.

        5. Default. If Maker fails to make any installment payment or portion of a payment when due, and such failure shall continue thirty (30) days after Maker has received written notice of the default from Payee, all unpaid principal, together with accrued interest, will become immediately due and payable at the Option of the Payee. Notwithstanding anything to the contrary herein, this Promissory Note will not be in default to the extent Maker is not obligated to make an installment payment of principal and/or interest hereunder for the reasons set forth in Section 2 herein.

        6. This Promissory Note is made pursuant to the Stock Purchase Agreement. Nothing in this Promissory Note shall be construed in a manner which is inconsistent with the terms of the Stock Purchase Agreement.

        7. Limitations on Interest. Notwithstanding any provision contained in this Promissory Note to the contrary, no holder hereof shall ever be entitled to receive, collect, or apply as interest on this Promissory Note any amount in excess of the highest lawful rate permissible under any law that a court of competent jurisdiction may deem applicable hereto. If any holder hereof ever receives, collects, or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial payment of principal and treated hereunder as such, and, if the principal balance of this Promissory
Note if paid in full, any remaining excess shall promptly be paid to Maker.

        8. Right of Setoff. To the extent that Payee does not meet his obligations set forth in Section 19 of the Stock Purchase Agreement, Maker, at its sole election, may reduce the principal amount of this Promissory Note by the amount of payments not made by Payee pursuant to Section 19 of the Stock Purchase Agreement. Such right of setoff shall be separate from any other rights available to the company and shall not effect any right that any individual director may have against Payee.

        9. Successors and Assigns. This Promissory Note shall be binding upon Maker, its successors and assigns, and shall inure to the benefit of Payee, its successors and assigns. Notwithstanding anything to the contrary herein, this Promissory Note shall not be assigned by Payee without the written consent of Maker in accordance with the provisions of Section 35 of the Stock Purchase Agreement.

        10. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability on any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges should be enforceable to the fullest extent permitted by law.



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        11. Business Day. For purposes of this Promissory Note, the term
"business day" shall mean any day of the year other than a Saturday, Sunday or public or bank holiday in San Diego, California.

        12. APPLICABLE LAW. THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF CALIFORNIA.

        IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first set forth above.

                                       VENTURE CATALYST INCORPORATED
                                       a Utah corporation

                                       By: /s/ Kevin McIntosh
                                          ------------------------------------
                                          Kevin McIntosh
                                          Vice President and
                                          Chief Financial Officer





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